Exhibit 10.6

INTERCORPORATE SERVICES AGREEMENT

AMONG

GAIAM, INC. AND ITS SUBSIDIARIES

AND

REAL GOODS SOLAR, INC.

Dated as of

-i-

INTERCORPORATE SERVICES AGREEMENT

This Intercorporate Services Agreement (“Agreement”) is entered into effective as of                          (the “Effective Date”), among Gaiam, Inc., a Colorado corporation, and its subsidiaries (“Gaiam”), and Real Goods Solar, Inc., a Colorado corporation (“RGSI”).

Recitals

A.        Gaiam owns 100% of the outstanding shares of RGSI’s Class B common stock.

B.        RGSI has and will have the need for certain corporate services. They may include, but are not limited to, executive, management, financial, audit, accounting, tax, treasury, human resources, payroll, technical, fulfillment, inventory management, customer service and certain occupancy and related office services as required from time to time in the ordinary course of RGSI’s business (collectively, the “Gaiam Services”). RGSI has determined that it is not cost effective to obtain and separately maintain the infrastructure associated with the Gaiam Services, particularly the costs associated with attracting and maintaining on its payroll on a full time basis a full complement of skilled employees.

C.        Gaiam is able and willing to provide the Gaiam Services to RGSI, and RGSI desires to engage Gaiam, as an independent contractor, to provide the Gaiam Services in accordance with the terms set forth in this Agreement.

Agreement

For and in consideration of the mutual promises, representations and covenants contained in this Agreement, the parties agree as follows.

ARTICLE I.

RETENTION OF GAIAM

Section 1.1. Gaiam Services.

(a)        RGSI hereby engages and retains Gaiam to perform the Gaiam Services and Gaiam hereby accepts and agrees to provide such Gaiam Services to RGSI upon the terms and conditions set forth in this Agreement. All Gaiam Services to be provided by Gaiam hereunder shall be performed at the request and under the direction of RGSI, and Gaiam shall not have any power to act independently on behalf of RGSI other than as specifically authorized under this Agreement or from time to time by RGSI. Gaiam shall provide Gaiam Services in connection with routine functions related to the ongoing ordinary course of RGSI’s business. The Gaiam Services rendered in connection with the conduct of RGSI’s business will be on a scale compared to that existing on the Effective Date, adjusted for internal corporate growth or contraction, but not for major corporate acquisitions, divestitures or special projects, and adjustments may be required to the terms of this Agreement in the event of such major corporate acquisitions, divestitures or special projects.

(b)        Gaiam shall determine the corporate facilities to be used in rendering the Gaiam Services and the individuals who will render such Gaiam Services.

(c)        Gaiam will use reasonable efforts to make the Gaiam Services available with substantially the same degree of care as it employs in making similar services available for its own operations.

(d)        Those employees or agents of Gaiam who perform similar services for Gaiam or for other affiliates of Gaiam, or both, will perform the Gaiam Services.

(e)        Nothing herein shall be deemed to restrict any party or its directors, officers, employees or agents from engaging in any business, or from contracting with other parties, including, without limitation, other affiliates of Gaiam, for similar or different services.

(f)        As a part of the Gaiam Services, Gaiam agrees to make available to RGSI the Gaiam customer list. Provided, however, that RGSI agrees not to use, lease, sell or transfer in any other manner, any Gaiam customer list and agrees that RGSI’s use of any Gaiam customer list shall be limited to use by RGSI only in its solar and renewable and sustainable energy business. In addition, all mailings to and contact with any Gaiam customers shall be made exclusively by Gaiam on behalf of RGSI, and shall be subject to any limitations and guidelines relating to customer communications that Gaiam may impose from time to time including, without limitation, guidelines regarding the frequency of communications.

Section 1.2. Director Services Not Included. The Gaiam Services do not include any services that employees of Gaiam may provide to RGSI in their roles as members of RGSI’s board of directors or any other activity related to such board of directors.

Section 1.3. Outside Services. RGSI will continue to bear all other costs required for outside services within the scope of the Gaiam Services including, but not limited to, the outside services of attorneys, auditors, trustees, consultants, transfer agents and registrars, and it is expressly understood that Gaiam assumes no liability for any expenses or services other than those stated in this Article.

Section 1.4. Disclaimer, Limited Liability; Indemnification.

(a)        Except as expressly provided elsewhere in this Agreement, Gaiam makes no express or implied representations, warranties or guarantees relating to the Gaiam Services or the quality or results of the Gaiam Services to be performed under this Agreement.

(b)        Gaiam, its directors, officers, employees, stockholders or agents shall not be liable to RGSI or any third party, including any governmental agency, for any claims, demands, losses, liabilities, damages, costs or expenses, including attorneys’ and expert witness fees, arising from or in connection with the Gaiam Services, other than those arising from or in connection with the gross negligence or willful misconduct of Gaiam or its directors, officers, employees, stockholders or agents (collectively, “Gaiam No Liability Claims”).

(c)        RGSI assumes all liability for, and agrees to defend, indemnify and hold Gaiam harmless from and against all Gaiam No Liability Claims. RGSI assumes all liability for, and agrees to defend, indemnify and hold Gaiam’s directors, officers, employees, stockholders or agents harmless from, all Gaiam No Liability Claims to the same extent that Gaiam could assume such liability for, or defend, indemnify and hold harmless, such entity or person. RGSI shall promptly advance expenses as incurred by Gaiam its directors, officers, employees, stockholders or agents in connection with RGSI’s obligations under this Section.

ARTICLE II.

COMPENSATION

Section 2.1. Compensation for Services.

(a)        Gaiam and RGSI shall agree on the aggregate annual amount for a particular year that RGSI shall owe Gaiam for the Gaiam Services based upon the parties’ good faith estimates of the Gaiam Services to be required for that year and the estimated fees for such services (the “Gaiam Services Annual Amount”). The Gaiam Services Annual Amount and formulae for various services making up the Gaiam Services Annual Amount, as well as any quarterly changes, must be approved by each of Gaiam’s and RGSI’s board of directors or their designated representatives.

(b)        RGSI shall pay to Gaiam in advance quarterly around the first business day of each quarter one fourth of the Gaiam Services Annual Amount.

(c)        From time to time upon a change to the Gaiam Services Annual Amount for a particular year, the parties, as applicable, shall promptly make appropriate payments to reflect such change.

(d)        All charges under this Agreement are intended to be equal to the actual cost of such charges without premium or mark-up; provided, however, that applicable administrative and other overhead costs associated with the Gaiam Services will be allocated and included in the Gaiam Services Annual Amount. Such costs shall include, without limitation, those associated with product development, product shipping and handling, development and use of trademarks and other intellectual property, technological support, merchandising, and other costs.

Section 2.2. Out-of-Pocket Costs. In addition to the fees paid for the Gaiam Services under this Agreement, RGSI will promptly pay to Gaiam the amount of out-of-pocket costs incurred by Gaiam in rendering such services.

ARTICLE III.

CONFIDENTIALITY

Section 3.1. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors (“Representatives”) to hold in strict confidence all information concerning the other party unless (i) such party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) such information can be shown to have been (A) in the public domain through no fault of such party or (B) lawfully acquired on a non-confidential basis from other sources. Notwithstanding the foregoing, such party may disclose such information to its Representatives so long as such persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If such party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section, such party will promptly notify the other party (or parties) so that the other party (or parties) may seek a protective order or other remedy or waive such party’s (or parties’) compliance with this Section. If no such protective order or other remedy is obtained or waiver granted, such party will furnish only that portion of the information that it is advised by counsel is legally required and will exercise its reasonable efforts to obtain adequate assurance that confidential treatment will be accorded such information. Such party agrees to be responsible for any breach of this Section by it and its Representatives.

ARTICLE IV.

MISCELLANEOUS

Section 4.1. Maintenance and Inspection of Records. Gaiam shall keep accurate books, accounts and records regarding the Gaiam Services it provides under this Agreement as may be reasonably necessary for purposes of this Agreement. RGSI shall be permitted to inspect the books, accounts and records of Gaiam at any reasonable time.

Section 4.2. Notices. All notices and other communications hereunder shall be in writing, and shall be delivered by hand or mailed by registered or certified mail (return receipt requested) or transmitted by facsimile to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and shall be deemed given on the date on which such notice is received:

If to Gaiam:	Gaiam, Inc.
360 Interlocken Boulevard
Broomfield, Colorado 80021
Attention: Chief Financial Officer
Phone: 303-222-3600
Fax: 303-222-3609

If to RGSI:	Real Goods Solar, Inc. 360 Interlocken Boulevard Broomfield, Colorado 80021 Attention: Chief Financial Officer Phone: 303-222-8400 Fax: 303-

Section 4.3. Term; Renewal. The initial term of this Agreement shall commence as of the Effective Date and end on December 31, 2008, but shall be automatically renewed on a quarter-to-quarter basis after the expiration of the initial term. Gaiam may not terminate this agreement prior to eighteen months after the Effective Date so long as Gaiam owns more than 20% of the outstanding common equity of RGSI. RGSI may terminate this Agreement by giving written notice of termination to Gaiam not less than ninety (90) days in advance of the first day of each successive quarter. In the event of a material default hereunder by a party, the non-defaulting party may terminate this Agreement upon thirty (30) days prior written notice if such default remains uncured and is continuing for twenty (20) days after receipt by the defaulting party of such written notice of intent to terminate. A final accounting and payment by one party to the other of all amounts payable hereunder shall be made pursuant to the terms hereof within thirty (30) days following such termination.

Section 4.4. Independent Contractor. Gaiam shall be an independent contractor and not an employee of, or partner or joint venturer with, RGSI.

Section 4.5. Force Majeure. No party shall be in default of this Agreement or liable to the other party for any delay or default in performance where occasioned by any cause of any kind or extent beyond its control, including but not limited to, armed conflict or economic dislocation resulting therefrom; embargoes; shortages of labor, raw materials, production facilities or transportation; labor difficulties; civil disorders of any kind; action of any civil or military authorities (including, priorities and allocations); fires; floods and accidents. The dates on which the obligations of the party are to be fulfilled shall be extended for a period equal to the time lost by reason of any delay arising, directly or indirectly from:

(a)        Any of the foregoing causes, or

(b)        Inability of a party, as a result of causes beyond its reasonable control, to obtain instruction or information from the other party in time to perform its obligations by such dates.

Section 4.6. Entire Agreement. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof and all prior agreements or understandings shall be deemed merged herein. No representations, warranties or certifications, express or implied, shall exist as between the parties except as stated herein.

Section 4.7. Amendments. No amendments, waivers or modifications hereof shall be made or deemed to have been made unless in writing, executed by the party or parties to be bound thereby.

Section 4.8. Severability. If any provision in this Agreement or the application of such provision to any person or circumstance shall be invalid, illegal or unenforceable, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid, illegal or unenforceable shall not be affected thereby.

Section 4.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

Section 4.10. Successors and Assigns. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising, under this Agreement without such consent shall be void. This Agreement shall be binding, upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 4.11. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the state of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the state of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of Colorado.

Section 4.12. Submission to Jurisdiction; Service; Waivers. WITH RESPECT TO ANY CLAIM ARISING OUT OF THIS AGREEMENT, EACH PARTY (A) IRREVOCABLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE JURISDICTION OF THE FEDERAL OR STATE COURTS LOCATED INBROOMFIELD COUNTY, COLORADO, (B) AGREES THAT THE VENUE FOR ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EXCLUSIVE TO SUCH COURTS, AND (C) IRREVOCABLY WAIVES ANY OBJECTION IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT, IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER IRREVOCABLY WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH CLAIM, SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER IT. EACH PARTY HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS BY THE MAILING OF COPIES OF SUCH PROCESS TO THE PARTY, BY CERTIFIED OR REGISTERED MAIL AT THE ADDRESS SPECIFIED IN SECTION 4.2.

Section 4.13. No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 4.14. Titles and Headings. Titles and headings to sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

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Executed as of the Effective Date.

GAIAM, INC.

By:

Title:

REAL GOODS SOLAR, INC.

By:

Title: